Exhibit 99.1
LIVE NATION ENTERTAINMENT
REPORTS SECOND QUARTER 2024 RESULTS
“We continue to see strong demand globally, with a growing variety of shows attracting both casual and diehard fans who are buying tickets at all price points, which speaks to the unique experience only live concerts can provide. Venue Nation’s strategic investments in hospitality and infrastructure are driving strong returns as more attendees maximize their onsite experiences. While operating income will be impacted negatively by one-time accruals, we are on track to deliver double-digit AOI growth for the year and look forward to a very busy 2025.” –Michael Rapino, President and CEO, Live Nation Entertainment

Quarterly Highlights: No Signs of Concerts Slowdown, Global Fan Demand Fuels Record Q2
(versus prior year, reported FX)
•Revenue up 7% to over $6 billion
•Operating income up 21% to $466 million
•Adjusted operating income up 21% to $716 million
•Record Q2 concerts adjusted operating income margin of 5.4%
•Fans continue to prioritize concert going and spending onsite:
◦Venue Nation hosted 24 million fans year-to-date, up 10%
◦Revenue from onsite spending at festivals and amphitheaters up double-digits year-to-date
•39 million fans globally at Live Nation concerts, up 5% with double-digit growth at Live Nation arenas and amphitheaters
•183 million fee-bearing tickets sold year-to-date, up 3% despite reduced stadium activity
•Onsite sponsorship from operated venues and festivals up 28% year-to-date

View how these results compare to past quarters in the 2Q24 Trended Results Grid:
https://investors.livenationentertainment.com/financial-information/financial-results

Key Metrics Point to Another Record Year in 2024
(based on leading indicators through mid-July vs same period last year)
•Momentum gains into the summer concerts season:
◦Year-to-date ticket sales for 2024 Live Nation concerts are 118 million, higher than 2023 with double-digit increases for arena, amphitheater, and theater and club shows
◦Confirmed shows for large venues (stadiums, arenas, and amphitheaters) up double-digits
◦Cancellation rates for North America concerts tracking lower than 2023 levels
•Venue Nation expands fan offerings and enhances hospitality:
◦Venue Nation to host over 60 million fans this year, up 10%+
◦Live Nation amphitheater average per fan spending on track to grow by approximately $2 per fan
◦Major festivals (over 100k fans) average per fan spending up double-digits year-to-date
◦Plans to open 14 major venues globally in 2024/25, continuing to expand the global market
•Growing global artist pipeline:
◦New artists touring up 130% year-to-date, with nearly half performing at On The Road Again venues
◦Across top 50 global tours, International artists have attracted 50% more fans year-to-date compared to 2019
•Ticketing international expansion continues, setting up for ongoing growth:
◦Approximately 17 million net new enterprise tickets signed year-to-date, with two-thirds from international markets
◦International markets remain a key driver of growth: ticket sales up 15% in Mexico year-to-date, over one million tickets sold in newly launched markets Brazil and Peru, and expansion into South Africa
◦Q4 onsale activity related to 2025 stadium shows expected to be strong, driving 2024 operating income and adjusted operating income growth
•Sponsorship highlights the unique reach of our global platforms:
◦Nearly all expected sponsorship commitments for the year booked, up double-digits
◦Onsite sponsorship expected to be the primary driver of 2024 growth, leveraging the strength of our venue platform and continued increase in global concert activity

Concerts Delivers Record Profitability (Q2 vs same period last year)
•Revenue up 8% to approximately $5 billion
•AOI up 61% to $271 million
•AOI margin of 5.4%, setting up for margin expansion in 2024 toward pre-pandemic levels
Arena and Amphitheater Shows Drive Fan Growth (Q2 vs same period last year)
•39 million fans attended approximately 15,000 Live Nation concerts globally, up 5% and 20% respectively:
◦Arena attendance up double-digits globally, led by the U.S. and Latin America
◦Amphitheater attendance up approximately 40%
◦Theater and club attendance up 15%

Ongoing Portfolio Enhancements Yield Attractive Returns
•Almost one-third of our amphitheaters have been refreshed since 2022, delivering an aggregate return of over 30% on 2022/23 projects, including new bar designs, upgraded VIP boxes, and other infrastructure upgrades
•Northwell at Jones Beach amphitheater opened in June following a significant renovation, and early shows are delivering average per fan revenue growth of $10, with increases across all spend categories including premium hospitality
•At the newly reopened Brooklyn Paramount, average event contribution margin is 60% higher than initial projections

Results Reflect Strong Demand and Venue Mix (Q2 vs same period last year)
•Revenue up 3% to $731 million
•AOI in line with last year at $293 million
•Full-year AOI margin expected to be consistent with last year
Despite Reduced Stadium Activity, Metrics Consistent with 2023 Levels (Q2 vs same period last year)
•Q2 among top five quarters for both transacted and reported ticket sales
•Approximately 78 million fee-bearing tickets sold, consistent with last year
•Fee-bearing Gross Transaction Value at $8.4 billion, consistent with last year

Sponsorship Growth Leverages Global Venue Platform (Q2 vs same period last year)
•Revenue up 3% to $312 million
•AOI up 10% to $223 million
•Full-year AOI margin expected to be consistent with last year
Global Partnerships Position Sponsorship for Ongoing Growth
•Expanded relationships with large brand partners including a multi-year, multi-festival partnership with Coca-Cola, an extension with Hulu to be the official streaming destination for three of the biggest festival brands (Bonnaroo, Lollapalooza, and Austin City Limits), and a partnership spanning more than 40 festivals in the U.S. with BeatBox

- - - - - - - - -

Capital Expenditures to Support Venue Expansion
•2024 capital expenditures currently estimated to be $650 million:
◦Three-quarters of total capex driven by Venue Nation: five venues account for approximately 40% of total venue spend
◦Changes to our prior projections are largely due to the pull forward of activity as well as additional venue opportunities, with major openings increasing from 12 to 14 venues over 2024/25
◦$100 million in committed capital from sponsorship agreements, joint venture partners, and other third parties, reducing cash outflow
Balance Sheet and Liquidity Strength Provide Flexibility
•Year-to-date net cash provided by operating activities of $1.4 billion and free cash flow—adjusted of $635 million
•Full-year AOI to free cash flow—adjusted conversion expected to be similar to 2023 levels
•Q2 ended with $6.4 billion in cash and cash equivalents, including $1.3 billion in ticketing client cash, $4.1 billion of event-related deferred revenue, and $1.7 billion in free cash
•Approximately $380 million of debt paydown year-to-date, representing most of our change in free cash
Below the Line Items
•An additional $94 million in accruals related to the Astroworld litigation, expected to represent remaining settlements, was recognized in Q2 for a total of $280 million this year
•Accretion of noncontrolling interests expected to grow in line with AOI for the full year
•Depreciation and amortization expected to be $75 million higher than 2023
•Interest and taxes for the full year expected to grow in line with AOI
Additional Financial Information
•Based on current projections, the impact of foreign exchange rates on revenue, operating income, and AOI for the full-year is expected to be immaterial, with a larger impact to net income
•2024 share count not expected to change materially from 2023

The company will webcast a teleconference today at 2:00 p.m. Pacific Time to discuss its financial performance, operational matters and potentially other material developments. Interested parties should visit the “News / Events” section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be posted to the “Financial Info” section of the website. A replay of the webcast will also be available on the Live Nation website. The link to the 2Q24 Trended Results Grid is provided above for convenience and such grid is not a part of, or incorporated into, this press release or any SEC filings that include this press release.

Notice Regarding Financial Statements
The company has provided certain financial statements at the end of this press release for reference. These financial statements should be read in conjunction with the full financial statements, and the notes thereto, set forth in the company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission today and available on the SEC’s website at sec.gov.

About Live Nation Entertainment:
Live Nation Entertainment, Inc. (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Media & Sponsorship. For additional information, visit investors.livenationentertainment.com.

Investor Contact:	Media Contact:
Amy Yong	Kaitlyn Henrich
IR@livenation.com	Media@livenation.com
(310) 867-7143

FINANCIAL HIGHLIGHTS – SECOND QUARTER
(unaudited; $ in millions)

	Q2 2024 Reported	Q2 2023 Reported	Growth	Q2 2024 Currency Impacts	Q2 2024 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$4,987.0	$4,633.3	8%	$25.8	$5,012.8	8%
Ticketing	730.7	709.3	3%	3.8	734.5	4%
Sponsorship & Advertising	312.2	302.9	3%	(1.1)	311.1	3%
Other and Eliminations	(6.5)	(14.8)	*	0.0	(6.5)	*
	$6,023.4	$5,630.7	7%	$28.5	$6,051.9	7%

Consolidated Operating Income	$465.8	$386.4	21%	$8.4	$474.2	23%

Adjusted Operating Income (Loss)
Concerts	$270.7	$168.1	61%	$7.1	$277.8	65%
Ticketing	292.5	292.7	—%	1.6	294.1	—%
Sponsorship & Advertising	222.6	203.1	10%	(0.5)	222.1	9%
Other and Eliminations	(8.2)	(18.2)	*	0.0	(8.2)	*
Corporate	(61.4)	(56.0)	(10)%	0.0	(61.4)	(10)%
	$716.2	$589.7	21%	$8.2	$724.4	23%
* Percentages are not meaningful

FINANCIAL HIGHLIGHTS – SIX MONTHS
(unaudited; $ in millions)

	6 Months 2024 Reported	6 Months 2023 Reported	Growth	6 Months 2024 Currency Impacts	6 Months 2024 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$7,866.4	$6,914.5	14%	$35.4	$7,901.8	14%
Ticketing	1,453.9	1,387.1	5%	3.0	1,456.9	5%
Sponsorship & Advertising	523.5	473.0	11%	(2.5)	521.0	10%
Other and Eliminations	(20.9)	(16.5)	*	0.0	(20.9)	*
	$9,822.9	$8,758.1	12%	$35.9	$9,858.8	13%

Consolidated Operating Income	$429.3	$529.1	(19)%	$21.4	$450.7	(15)%

Adjusted Operating Income (Loss)
Concerts	$273.8	$168.9	62%	$15.7	$289.5	71%
Ticketing	576.6	563.7	2%	2.5	579.1	3%
Sponsorship & Advertising	352.6	298.7	18%	0.6	353.2	18%
Other and Eliminations	(15.4)	(26.1)	*	0.1	(15.3)	*
Corporate	(104.0)	(95.8)	(9)%	0.0	(104.0)	(9%)
	$1,083.6	$909.4	19%	$18.9	$1,102.5	21%

* Percentages are not meaningful

Reconciliation of Adjusted Operating Income to Operating Income
(unaudited; $ in millions)

	Q2 2024	Q2 2023	6 Months 2024	6 Months 2023
	(in millions)
Adjusted Operating Income	$716.2	$589.7	$1,083.6	$909.4
Acquisition expenses	(30.0)	24.8	0.6	38.2
Amortization of non-recoupable ticketing contract advances	21.2	21.2	45.2	41.6
Depreciation and amortization	137.7	136.5	270.3	251.7
Gain on sale of operating assets	(0.8)	(7.0)	(1.4)	(6.5)
Astroworld estimated loss contingencies	94.0	—	279.9	—
Stock-based compensation expense	28.3	27.8	59.7	55.3
Operating income	$465.8	$386.4	$429.3	$529.1

KEY OPERATING METRICS
(unaudited)

	Q2 2024	Q2 2023	6 Months 2024	6 Months 2023
	(in thousands except estimated events)
Concerts (1)
Estimated events:
North America (2)	9,990	8,111	17,167	14,420
International	4,688	4,130	8,714	7,726
Total estimated events	14,678	12,241	25,881	22,146
Estimated fans:
North America (2)	23,187	18,474	34,078	26,131
International	15,706	18,599	27,744	29,842
Total estimated fans	38,893	37,073	61,822	55,973
Ticketing (3)
Estimated number of fee-bearing tickets	78,470	78,879	155,048	151,145
Estimated number of non-fee-bearing tickets	75,125	71,236	153,557	144,436
Total estimated tickets sold	153,595	150,115	308,605	295,581

 _________

(1)    Events generally represent a single performance by an artist. Fans generally represent the number of people who attend an event. Festivals are counted as one event in the quarter in which the festival begins, but the number of fans is based on the days the fans were present at the festival and thus can be reported across multiple quarters. Events and fan attendance metrics are estimated each quarter.
(2)    North America refers to our events and fans within the United States and Canada.
(3)    The fee-bearing tickets estimated above include primary and secondary tickets that are sold using our Ticketmaster systems or that we issue through affiliates. This metric includes primary tickets sold during the year regardless of event timing, except for our own events where our concert promoters control ticketing which are reported when the events occur. The non-fee-bearing tickets estimated above include primary tickets sold using our Ticketmaster systems, through season seat packages and our venue clients’ box offices, along with tickets sold on our “do it yourself” platform. These ticketing metrics are net of any refunds requested and any cancellations that occurred during the period and up to the time of reporting of these consolidated financial statements.

Reconciliations of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures
(unaudited; $ in millions)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

($ in millions)	Q2 2024	Q2 2023
Net cash provided by operating activities	$412.1	$491.0
Add: Changes in operating assets and liabilities (working capital)	92.7	34.7
Add: Changes in accrued liabilities for Astroworld estimated loss contingencies	94.0	—
Free cash flow from earnings	$598.8	$525.7
Less: Maintenance capital expenditures	(27.1)	(36.1)
Distributions to noncontrolling interests	(115.7)	(82.7)
Free cash flow — adjusted	$456.0	$406.9

Net cash used in investing activities	$(263.7)	$(239.4)

Net cash used in financing activities	$(164.6)	$(152.2)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

($ in millions)	6 Months 2024	6 Months 2023
Net cash provided by operating activities	$1,401.0	$1,646.8
Add: Changes in operating assets and liabilities (working capital)	(824.7)	(867.6)
Add: Changes in accrued liabilities for Astroworld estimated loss contingencies	279.9	—
Free cash flow from earnings	$856.2	$779.2
Less: Maintenance capital expenditures	(49.6)	(44.7)
Distributions to noncontrolling interests	(171.9)	(137.6)
Free cash flow — adjusted	$634.7	$596.9

Net cash used in investing activities	$(434.4)	$(299.2)

Net cash provided by (used in) financing activities	$(643.0)	$73.5

Reconciliation of Free Cash to Cash and Cash Equivalents

($ in millions)	June 30, 2024
Cash and cash equivalents	$6,398.7
Client cash	(1,305.9)
Deferred revenue — event-related	(4,121.4)
Accrued artist fees	(356.1)
Collections on behalf of others	(105.3)
Prepaid expenses — event-related	1,180.5
Free cash	$1,690.5

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:
Certain statements in this press release, including the Supplemental Information that follows, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to statements regarding expected adjusted operating income growth in 2024 and preparations for a very busy 2025; no signs of concerts slowdown with key metrics pointing to another record year in 2024; current Venue Nation plans to open 14 major venues globally in 2024/25; the positioning of the company’s ticketing and sponsorship businesses for ongoing growth; expected Venue Nation fans in 2024; expected growth in Live Nation amphitheater average per fan spending in 2024; the expected strength of onsale activity in the fourth quarter of 2024 relating to 2025 stadium shows, which is anticipated to drive 2024 operating income and adjusted operating income growth; currently expected growth in onsite sponsorship in 2024; full-year margin expectations for the company’s Concerts, Ticketing, and Sponsorship segments; performance expectations for newly revamped Northwell at Jones Beach amphitheater; estimated capital expenditures in 2024; anticipated adjusted operating income to free cash flow—adjusted conversion in 2024; expectations for remaining Astroworld settlements; expected accretion of noncontrolling interests growth, depreciation and amortization, and interest and taxes growth in 2024; the projected impact of foreign exchange rates on revenue, operating income, and adjusted operating income for 2024, with a larger impact to net income expected; and expected 2024 share count.
Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, the risk that the company's markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided herein.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that we define as operating income (loss) before certain acquisition expenses (including ongoing legal costs stemming from the Ticketmaster merger, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation), amortization of non-recoupable ticketing contract advances, depreciation and amortization (including goodwill impairment), loss (gain) on disposal of operating assets, and stock-based compensation expense. We also exclude from AOI the impact of estimated or realized liabilities for settlements or damages arising out of the Astroworld matter that exceed our estimated insurance recovery, due to the significant and non-recurring nature of the matter. Ongoing legal costs associated with defense of these claims, such as attorney fees, are not excluded from AOI. We use AOI to evaluate the performance of our operating segments. We believe that information about AOI assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
AOI margin is a non-GAAP financial measure that we calculate by dividing AOI by revenue. We use AOI margin to evaluate the performance of our operating segments. We believe that information about AOI margin assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI margin is not calculated or presented in accordance with GAAP. A limitation of the use of AOI margin as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI margin should be considered in addition to, and not as a substitute for, operating income (loss) margin, and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI margin as presented herein may not be comparable to similarly titled measures of other companies.
Constant Currency is a non-GAAP financial measure when applied to a GAAP financial measure. We calculate currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow — Adjusted, or FCF, is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less changes in operating assets and liabilities, less maintenance capital expenditures, less distributions to noncontrolling interest partners. We use FCF among other measures, to evaluate the ability of operations to generate cash that is available for purposes other than maintenance capital expenditures. We believe that information about FCF provides investors with an important perspective on the cash available to service debt, make acquisitions, and for revenue generating capital expenditures. FCF is not calculated or presented in accordance with GAAP. A limitation of the use of FCF as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of our ability to fund our cash needs. Accordingly, FCF should be considered in addition to, and not as a substitute for, net cash provided by (used in) operating activities and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, FCF as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that we define as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. We use free cash as a proxy for how much cash we have available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30, 2024	December 31, 2023
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$6,398,722	$6,231,866
Accounts receivable, less allowance of $81,039 and $82,350, respectively	2,464,042	2,069,054
Prepaid expenses	1,671,514	1,147,581
Restricted cash	10,818	7,090
Other current assets	139,037	122,163
Total current assets	10,684,133	9,577,754
Property, plant and equipment, net	2,235,526	2,101,463
Operating lease assets	1,587,875	1,606,389
Intangible assets
Definite-lived intangible assets, net	1,094,666	1,161,621
Indefinite-lived intangible assets, net	380,847	377,349
Goodwill	2,664,149	2,691,466
Long-term advances	646,603	623,154
Other long-term assets	1,160,185	934,849
Total assets	$20,453,984	$19,074,045
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$1,856,443	$1,866,864
Accounts payable	250,917	267,493
Accrued expenses	3,358,819	3,006,281
Deferred revenue	4,798,752	3,398,028
Current portion of long-term debt, net	1,137,272	1,134,386
Current portion of operating lease liabilities	171,907	158,421
Other current liabilities	53,039	128,430
Total current liabilities	11,627,149	9,959,903
Long-term debt, net	5,080,802	5,459,026
Long-term operating lease liabilities	1,641,325	1,686,091
Other long-term liabilities	546,636	488,159
Commitments and contingent liabilities
Redeemable noncontrolling interests	1,007,099	893,709
Stockholders' equity
Common stock	2,307	2,298
Additional paid-in capital	2,240,759	2,367,918
Accumulated deficit	(2,156,712)	(2,407,949)
Cost of shares held in treasury	(6,865)	(6,865)
Accumulated other comprehensive income (loss)	(122,756)	27,450
Total Live Nation stockholders' equity	(43,267)	(17,148)
Noncontrolling interests	594,240	604,305
Total equity	550,973	587,157
Total liabilities and equity	$20,453,984	$19,074,045

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands, except share and per share data)
Revenue	$6,023,416	$5,630,723	$9,822,945	$8,758,113
Operating expenses:
Direct operating expenses	4,408,209	4,164,778	7,054,666	6,280,367
Selling, general and administrative expenses	926,222	868,595	1,907,781	1,558,916
Depreciation and amortization	137,729	136,514	270,323	251,699
Gain on disposal of operating assets	(779)	(7,013)	(1,430)	(6,509)
Corporate expenses	86,216	81,478	162,293	144,493
Operating income	465,819	386,371	429,312	529,147
Interest expense	79,970	81,995	160,661	171,210
Loss on extinguishment of debt	—	—	—	18,366
Interest income	(44,425)	(56,452)	(87,682)	(96,765)
Equity in earnings of nonconsolidated affiliates	(5,376)	(5,558)	(5,460)	(9,665)
Other expense (income), net	(20,742)	(6,599)	(97,796)	4,984
Income before income taxes	456,392	372,985	459,589	441,017
Income tax expense	80,164	41,648	115,578	65,488
Net income	376,228	331,337	344,011	375,529
Net income attributable to noncontrolling interests	78,258	37,655	92,774	85,016
Net income attributable to common stockholders of Live Nation	$297,970	$293,682	$251,237	$290,513

Basic net income per common share available to common stockholders of Live Nation	$1.05	$1.04	$0.52	$0.78
Diluted net income per common share available to common stockholders of Live Nation	$1.03	$1.02	$0.51	$0.78

Weighted average common shares outstanding:
Basic	229,921,527	228,536,179	229,696,356	228,350,537
Diluted	245,002,995	243,660,186	232,024,314	230,490,937

Reconciliation to net income available to common stockholders of Live Nation:
Net income attributable to common stockholders of Live Nation	$297,970	$293,682	$251,237	$290,513
Accretion of redeemable noncontrolling interests	(57,325)	(56,621)	(132,435)	(111,554)
Net income available to common stockholders of Live Nation—basic	$240,645	$237,061	$118,802	$178,959
Convertible debt interest, net of tax	10,790	10,804	—	—
Net income available to common stockholders of Live Nation—diluted	$251,435	$247,865	$118,802	$178,959

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
	2024	2023
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$344,011	$375,529
Reconciling items:
Depreciation	146,168	127,670
Amortization	124,155	124,029
Amortization of non-recoupable ticketing contract advances	45,241	41,597
Deferred income tax expense (benefit)	(6,078)	5,430
Amortization of debt issuance costs and discounts	7,881	8,949
Loss on extinguishment of debt	—	18,366
Stock-based compensation expense	59,738	55,333
Unrealized changes in fair value of contingent consideration	(28,573)	20,100
Gain on mark-to-market of investments in nonconsolidated affiliates	(100,153)	(26,408)
Equity in losses of nonconsolidated affiliates, net of distributions	5,671	9,019
Provision for uncollectible accounts receivable	(9,806)	20,120
Other, net	(11,972)	(512)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	(436,458)	(395,516)
Increase in prepaid expenses and other assets	(646,147)	(836,672)
Increase in accounts payable, accrued expenses and other liabilities	391,059	298,718
Increase in deferred revenue	1,516,217	1,801,097
Net cash provided by operating activities	1,400,954	1,646,849
CASH FLOWS FROM INVESTING ACTIVITIES
Advances of notes receivable	(75,973)	(118,973)
Collections of notes receivable	21,290	8,286
Investments made in nonconsolidated affiliates	(30,593)	(26,336)
Purchases of property, plant and equipment	(333,689)	(202,531)
Cash acquired from (paid for) acquisitions, net of cash paid (acquired)	(17,579)	69,359
Purchases of intangible assets	(5,390)	(35,088)
Other, net	7,529	6,077
Net cash used in investing activities	(434,405)	(299,206)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	886	986,766
Payments on long-term debt	(377,132)	(614,030)
Contributions from noncontrolling interests	28	14,716
Distributions to noncontrolling interests	(171,908)	(137,609)
Purchases of noncontrolling interests, net	(47,980)	(88,239)
Payments for capped call transactions	—	(75,500)
Proceeds from exercise of stock options	12,819	4,999
Taxes paid for net share settlement of equity awards	(38,551)	(8,464)
Payments for deferred and contingent consideration	(20,390)	(9,440)
Other, net	(748)	315
Net cash provided by (used in) financing activities	(642,976)	73,514
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(152,989)	103,111
Net increase in cash, cash equivalents, and restricted cash	170,584	1,524,268
Cash, cash equivalents and restricted cash at beginning of period	6,238,956	5,612,374
Cash, cash equivalents and restricted cash at end of period	$6,409,540	$7,136,642